Exhibit 10.1

EXECUTION COPY

FIFTH AMENDMENT TO OFFICE LEASE

THIS FIFTH AMENDMENT TO OFFICE LEASE (“Fifth Amendment”) is executed this 14th day of July, 2014, to be effective as of the “Fifth Amendment Effective Date” (hereinafter defined), by and between Hines VAV III Energy Way LLC, a Delaware limited liability company (“Landlord”) and Pier 1 Services Company, a Delaware statutory trust (“Tenant”).

WITNESSETH:

WHEREAS, Chesapeake Plaza, L.L.C., an Oklahoma limited liability company (“Original Landlord”) and Tenant entered into that certain Office Lease dated effective June 9, 2008 (the “Original Lease”) for certain space (the “Premises”) in the office building currently known as Chesapeake Plaza located at 100 Energy Way, Fort Worth, Tarrant County, Texas (the “Building”); and

WHEREAS, the Original Lease has been amended by (i) that certain First Amendment to Office Lease dated June 20, 2008 (the “First Amendment”); that certain Second Amendment to Office Lease dated July 1, 2011 (the “Second Amendment”); (iii) that certain Third Amendment to Office Lease dated January 28, 2013 (the “Third Amendment”) and (iv) that certain Fourth Amendment to Office Lease dated May 1, 2013 (the “Fourth Amendment”; the Original Lease, as so amended, the “Lease”);

WHEREAS, the Premises currently contains 313,391 Rentable Square Feet, located in the Lobby, on the mezzanine and on the 5th, 6th, 7th, 8th, 9th, 10th, 11th, 12th, 14th, 15th and 16th floors of the Building;

WHEREAS, effective as of the Fifth Amendment Effective Date, Landlord has succeeded to all of Original Landlord’s right, title and interest in and to the Building and as landlord under the Lease; and

WHEREAS, the parties hereto have now agreed to further modify the Lease in certain respects on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Lease as follows:

1. Defined Terms. All initially capitalized terms used but not defined herein will have the same meanings as ascribed to them in the Lease.

2. Extension of Term. The Term of the Lease is hereby extended through and including 11:59 p.m. on June 30, 2027, for all purposes under the Lease. Accordingly, as of the Fifth Amendment Effective Date, all references to the length of the Term and/or the Expiration Date shall be modified accordingly. The parties hereby acknowledge that the foregoing extension of the Term constitutes the exercise of the Option to Extend set forth in Section 5 of the Third Amendment and Section 9 of the Fourth Amendment.

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3.	Expansion of Premises.

3.1	Subject to Section 3.2, effective as of the dates set forth below, the Premises will be expanded, as follows:

3.1.1	Effective as of the Fifth Amendment Effective Date, the Premises is hereby expanded to include (i) the entire 17th floor of the Building, which is comprised of a total of 26,507 Rentable Square Feet, (ii) the entire 18th floor of the Building, which is comprised of a total of 22,930 Rentable Square Feet and (iii) the security control room on the Lobby, which is comprised of a total of 1,380 Rentable Square Feet and is depicted on Exhibit A attached hereto (the “Floor 17-18 and Lobby Expansion Space”). Accordingly, as of the Fifth Amendment Effective Date, all references in the Lease to the Rentable Square Footage of the Premises shall for all purposes under the Lease be deemed to be 363,209 Rentable Square Feet, and Tenant’s Pro Rata Share shall be adjusted accordingly in accordance with the formula set forth in Section 1.E. of the Original Lease. In addition, as of the Fifth Amendment Effective Date, Exhibit A-1 attached to the Lease is hereby deleted in its entirety and replaced with Exhibit A-1 attached hereto.

3.1.2	Effective as of March 1, 2015 (the “Floor 19 Expansion Date”), the Premises is hereby expanded to include the entire 19th floor of the Building, which is comprised of a total of 22,414 Rentable Square Feet (the “Floor 19 Expansion Space”). Accordingly, as of the Floor 19 Expansion Date, all references in the Lease to the Rentable Square Footage of the Premises shall for all purposes under the Lease be deemed to be 385,623 Rentable Square Feet, and Tenant’s Pro Rata Share shall be adjusted accordingly in accordance with the formula set forth in Section 1.E. of the Original Lease.

3.1.3	Effective as of March 1, 2017 (the “Floor 20 Expansion Date”), the Premises is hereby expanded to include the entire 20th floor of the Building, which is comprised of a total of 22,414 Rentable Square Feet (the “Floor 20 Expansion Space”; and together with the Floor 17-18 and Lobby Expansion Space and the Floor 19 Expansion Space, the “Fifth Amendment Expansion Space”). Accordingly, as of the Floor 20 Expansion Date, all references in the Lease to the Rentable Square Footage of the Premises shall for all purposes under the Lease be deemed to be 408,037 Rentable Square Feet, and Tenant’s Pro Rata Share shall be adjusted accordingly in accordance with the formula set forth in Section 1.E. of the Original Lease.

3.2

Tenant acknowledges that, prior to the Fifth Amendment Effective Date, the Fifth Amendment Expansion Space has been leased to another tenant and that such tenant is obligated to surrender such space to Landlord prior to the applicable delivery dates set forth above. Tenant agrees that Landlord shall not be liable for failure to give possession of any Fifth Amendment Expansion Space on the applicable delivery date set forth above by reason of any holding over or retention of possession by such tenant or its subtenants, nor shall such failure impair the validity of the Lease or if

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this Fifth Amendment. However, Landlord agrees to use reasonable diligence to deliver possession of the Fifth Amendment Expansion Space in accordance with Section 3.1 above. In addition, in no event shall Landlord, without Tenant’s prior written approval, consent to any holding over by such tenant in any of the Fifth Amendment Expansion Space beyond the applicable delivery date set forth above. In the event Landlord fails to deliver any Fifth Amendment Expansion Space to Tenant on the applicable date set forth above, then the term of the Lease (and, for the avoidance of doubt, Tenant’s obligation to pay Rent) as to such Fifth Amendment Expansion Space shall commence on the date that Landlord actually delivers such space to Tenant (and the monthly Base Rent amounts set forth in Section 5 below shall be deemed adjusted accordingly).

3.3	The term of the Lease as to the Floor 17-18 and Lobby Expansion Space, the Floor 19 Expansion Space, and the Floor 20 Expansion Space shall commence on the applicable date set forth above and shall be coterminous with the Term of the Lease (as extended herein) as to the remainder of the Premises. Except as expressly provided herein to the contrary, the Fifth Amendment Expansion Space shall be leased by Tenant upon and subject to all of the terms and provisions of the Lease, as amended hereby, including the obligation to pay Rent in accordance with Section 4 of the Lease.

3.4

The Fifth Amendment Expansion Space shall be delivered to Tenant on the applicable date set forth above in broom-clean condition, with the Building systems and the restrooms located in such Fifth Amendment Expansion Space in good repair and working order, and with the restrooms in a condition as of the applicable date of delivery in compliance with the requirements of the ADA in effect as of such delivery date, and otherwise in its then-existing “AS-IS”, “WHERE-IS” condition and configuration, subject to the remaining provisions of this paragraph. Landlord shall make any repairs in accordance with Section 9.B. of the Lease to the Building systems or restrooms located within such Fifth Amendment Expansion Space as may be required to obtain a Certificate of Occupancy from the City; provided, however, Landlord shall not be obligated to make any repairs that are required as a result of any changes, alterations or improvements to such Fifth Amendment Expansion Space to be constructed by Tenant after the Fifth Amendment Effective Date. By occupying the Floor 17-18 and Lobby Expansion Space on the Fifth Amendment Effective Date, the Floor 19 Expansion Space on the Floor 19 Expansion Date and the Floor 20 Expansion Space on the Floor 20 Expansion Date, Tenant shall be deemed to have accepted such Fifth Amendment Expansion Space in its existing “AS-IS”, “WHERE-IS” condition and configuration and TENANT HEREBY AGREES THAT AS OF THE APPLICABLE DELIVERY DATE SET FORTH ABOVE, SUCH FIFTH AMENDMENT EXPANSION SPACE IS OR WILL BE IN GOOD ORDER AND SATISFACTORY CONDITION AND THAT THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY LANDLORD REGARDING SUCH FIFTH AMENDMENT EXPANSION SPACE. Without limiting the foregoing, Landlord shall have no obligation to provide any improvements, additions or alterations within the Fifth Amendment Expansion Space, nor provide any credits or allowances therefor (but,

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for the avoidance of doubt, the provisions of this paragraph shall not limit Landlord’s obligations under Section 12 below). Landlord expressly disclaims any and all warranties of any nature, express or implied, in fact or by law with respect to the Fifth Amendment Expansion Space, including without limitation, the implied warranties of habitability, suitability, merchantability and fitness for any particular purpose.

4. Surrender of Certain Lobby Space. Effective as of the Fifth Amendment Effective Date, the Premises shall be reduced by, and the Lease shall be terminated as to, a portion of the space leased by Tenant in the Lobby comprising 999 Rentable Square Feet as shown on Exhibit B attached hereto (the “Lobby Reduction Space”). From and after the Fifth Amendment Effective Date, Tenant shall no longer have any rights (including the right of possession) in the Lobby Reduction Space, and Landlord and Tenant shall be released of all further obligations, covenants and agreements accruing under the Lease with respect to such Lobby Reduction Space from and after the Fifth Amendment Effective Date. Notwithstanding the foregoing, in no event shall Tenant be released from (x) any of its obligations, covenants and agreements relating to the Lobby Reduction Space which accrue under the Lease prior to the Fifth Amendment Effective Date or (y) any other provisions of the Lease which by their terms survive the termination or expiration of the Lease. Tenant shall vacate the Lobby Reduction Space and surrender the same to Landlord on the Fifth Amendment Effective Date in broom clean condition, with all of Tenant’s personal property removed therefrom and otherwise in the condition required under the Lease.

5. Increased Base Rent. Commencing on the dates set forth below and continuing for each calendar month thereafter throughout the remainder of the Term, the annual rental rate per Rentable Square Foot of the Premises (the “Base Rate”), and accordingly Tenant’s monthly Base Rent as set forth in Section 1.D of the Lease, is hereby amended and restated to provide as follows:

Period	Annual Rate Per Square Foot	Monthly Base Rent
Fifth Amendment Effective Date through February 28, 2015	$25.00	$756,685.42
March 1, 2015 (i.e., the Floor 19 Expansion Date) through June 30, 2015	$25.00	$803,381.25
July 1, 2015 through February 28, 2017	$26.75	$859,617.94
March 1, 2017 (i.e., the Floor 20 Expansion Date) through June 30, 2018	$26.75	$909,582.48
July 1, 2018 through June 30, 2022	$27.60	$938,485.10
July 1, 2022 through June 30, 2024	$30.00	$1,020,092.50
July 1, 2024 through June 30, 2027	$32.50	$1,105,100.21

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6. Renewal Option. Tenant shall have the option to renew the Term of the Lease in accordance with and subject to the terms and conditions set forth in Exhibit C attached hereto and made a part hereof for all purposes.

7. Right of Negotiation on Future Building. Landlord hereby grants to Tenant the Future Development Refusal Right set forth in Exhibit D attached hereto.

8. Alterations. Effective as of the Fifth Amendment Effective Date, the following sentences of Section 9.C.(2) of the Original Lease (as amended by Section 9 of the Second Amendment) shall be deleted in their entirety:

“For any Alterations the cost of which exceeds $10,000, Tenant shall pay to Landlord (within 30 days after receipt of an invoice from Landlord) a fee for Landlord’s oversight and coordination thereof. If Tenant employs a third-party project manager to oversee and coordinate the construction, and if that manager is found by Landlord, before construction of the Alterations begins, to be reasonably acceptable, then the amount of the fee payable to Landlord is equal to 3.5% of the cost of such Alterations in excess of $10,000; otherwise, the amount of the fee payable to Landlord is equal to 5% of the cost of such Alterations in excess of $10,000.”

All Alterations constructed in the Premises shall be constructed in accordance with the Lease (including Section 9.C, as amended above). Without limiting Landlord’s approval rights or Tenant’s obligations under Section 9.C.(2) of the Original Lease, Tenant acknowledges that Landlord is not obligated to provide construction management or supervision services for Tenant with respect to the construction of any Tenant Alterations within the Premises. However, if requested by Tenant, Landlord will act (or to cause its property manager to act) as Tenant’s construction manager with respect to any Alterations constructed by Tenant within the Premises costing in excess of $10,000, subject to agreement by Landlord and Tenant on a construction management fee to be paid by Tenant therefor (not to exceed three and one-half percent (3.5%) of the cost of such Alterations) and execution of a separate written agreement for such services in form and substance agreed by Landlord and Tenant.

9.	Name of Building.

9.1	Sections 7 and 8 of the Third Amendment are hereby deleted in their entirety and shall be of no further force and effect.

9.2	For so long as the Naming Conditions (hereinafter defined) are satisfied, Tenant shall have the right (a) from time to time, to designate the name of the Building as “Pier 1 Imports Building” or other similar name reasonably acceptable to Landlord that includes the name of Tenant or any Affiliate of Tenant and (b) to change the Building’s address to “100 Pier 1 Place”; provided that (i) at any time there shall be only one (1) designated Building name and (ii) all costs, if any, associated with any such renaming of the Building or change in the Building address shall be paid by

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Tenant. The parties acknowledge that, as of the date of execution of this Fifth Amendment, Tenant designates “Pier 1 Imports Building” as the name of the Building.

9.3	After the Fifth Amendment Effective Date, provided the Naming Conditions are satisfied, Tenant shall have the right, at Tenant’s sole cost and expense, to modify the existing Building identification signage and flags as provided in Exhibit E attached hereto to reflect the name of the Building designated by Tenant pursuant to Section 9.2. In addition, provided the Naming Conditions are satisfied, Tenant shall have the right, from time to time and at Tenant’s sole cost and expense, to modify any other Building identification signage and any flags on the Property that identify the Building (including any new such signage or flags installed by Landlord after the Fifth Amendment Effective Date) to reflect the name of the Building as designated by Tenant pursuant to Section 9.2, subject to Landlord’s prior approval of the size, configuration, location, design and appearance of any such modified signage or flag, such approval not to be unreasonably withheld.

9.4	Notwithstanding anything to the contrary set forth in the Lease, Tenant shall have the rights to designate the name of the Building and to modify Building signage to reflect such name only if and for as long as the following conditions (the “Naming Conditions”) are satisfied: (a) Tenant leases and occupies at least seventy-five percent (75%) of the Rentable Square Footage of the Building, and (b) no Monetary Default and no default described in Section 18.D by Tenant has occurred under the Lease. For purposes of this Section 9.4, Tenant shall not be deemed to be occupying the applicable portion of the Premises unless such occupancy is by Tenant or an Affiliate of Tenant. In the event Tenant at any time fails to satisfy the Naming Conditions, the rights of Tenant described in Sections 9.2 and 9.3 above shall lapse permanently, and Tenant shall have no right to reinstate such rights, even if Tenant subsequently satisfies the Naming Conditions; and Landlord shall thereafter have the right to rename the Building or to grant such rights to other tenants of the Building. If Landlord elects to move, remove or modify any sign (or the Building name) based on the lapsing of Tenant’s rights, Tenant shall pay the costs and expenses incurred by Landlord in connection with such removal or modification.

10. Parking. Landlord and Tenant acknowledge that, prior to the Fifth Amendment Effective Date, Original Landlord designated approximately fifty (50) parking spaces in the Parking Facilities as reserved spaces for use by Original Landlord’s fleet of vehicles (the “Fleet Spaces”) pursuant to Paragraph 1 of Exhibit C to the Original Lease. Landlord and Tenant agree that, notwithstanding anything to the contrary set forth in Exhibit C to the Original Lease, as of the Fifth Amendment Effective Date, the number of Fleet Spaces shall be reduced to six (6) reserved parking spaces, with the remaining forty-four (44) spaces previously designated as Fleet Spaces to be converted to unreserved spaces reasonably promptly after the Fifth Amendment Effective Date. Such six (6) remaining Fleet Spaces shall be for the use of Chesapeake Operating, Inc. and its Affiliates and shall be in a location designated by Landlord within the area identified on Exhibit C-1 to the Original Lease. Effective as of the Floor 20 Expansion Date, Exhibit C to the Original Lease shall be amended to delete the second sentence of Section 1 in its entirety, and Exhibit C-1 to the Original Lease shall be deleted in its entirety, and reasonably promptly after the Floor 20 Expansion Date, Landlord shall convert such six (6) Fleet Spaces to unreserved spaces.

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11. Cafeteria. During the Term, Landlord shall continue to provide a cafeteria in the Building in accordance with Section 7.A.(11) (as amended by Section 8 of the Second Amendment and Section 6 of the Third Amendment). Landlord and Tenant agree that amounts paid by Landlord to the cafeteria service provider in a given year (the “Cafeteria Costs”), up to the Annual Cafeteria Cost Cap (hereinafter defined), shall be borne by Landlord and shall not be included in Operating Expenses. If the Cafeteria Costs for a given year exceed the Annual Cafeteria Cost Cap, then Tenant shall pay the amount of such excess, not to exceed an amount equal to Twenty Thousand Dollars ($20,000) for such year, upon demand as additional Rent, and Landlord shall bear (and shall not include in Operating Expenses) all Cafeteria Costs incurred in such year in excess of such $20,000 cap. As used herein, the term “Annual Cafeteria Cost Cap” shall mean, as of the date hereof, an amount equal to Seventy-Five Thousand Dollars ($75,000), which amount shall be increased by two percent (2%) on each anniversary of the Fifth Amendment Effective Date. In addition, for purposes of this Section 11 only, a “year” shall be deemed to be each one-year period commencing on the Fifth Amendment Effective Date or on any anniversary thereof occurring during the Term. If the Term terminates or expires on any day other than the last day of any such year, then the obligations of Landlord and Tenant hereunder shall be appropriately prorated on a daily basis.

12. Furniture. Landlord hereby conveys to Tenant all of Landlord’s right, title and interest in and to the furniture listed on Exhibit F attached hereto to the extent such furniture remains in the Floor 17-18 and Lobby Expansion Space, the Floor 19 Expansion Space and the Floor 20 Expansion Space on the applicable delivery date. Such furniture is hereby conveyed to Tenant on the applicable delivery date for the Fifth Amendment Expansion Space in which such furniture is located in its then-current AS-IS, WHERE-IS condition, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED OR STATUTORY, IT BEING THE INTENT OF TENANT AND LANDLORD TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

13.	Insurance.

13.1	Clause (1) of the first sentence of Section 14.A. shall be deleted in its entirety and the following shall be substituted therefor:

“(1) commercial general liability insurance, including contractual liability, applicable to Tenant’s business activities and the Property, providing, on an occurrence basis, a per occurrence limit of no less than $1,000,000”

The second sentence of Section 14.A shall be deleted in its entirety and the following shall be substituted therefor:

“All commercial general liability, commercial business automobile liability and umbrella liability insurance policies shall name Landlord (or any successor), Landlord’s property manager, and Landlord’s Mortgagee (if any) as “additional insureds”.”

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The following sentence in Section 14.A shall be deleted in its entirety and shall be of no further force and effect:

“All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and the Property Manager at least 30 days’ advance written notice of any change, cancellation, termination or lapse of insurance.”

13.2	Section 14.B. shall be deleted in its entirety and the following shall be substituted therefor:

“B. Landlord’s Insurance. Landlord shall maintain: (1) commercial general or excess liability insurance, including contractual liability, applicable to the Property which provides, a limit for bodily injury or property damage of $25,000,000 (coverage in excess of $1,000,000 may be provided by way of an umbrella/excess liability policy); and (2) causes of loss-special form (formerly “all risk”) property insurance on the Building in the amount of the replacement cost thereof, as reasonably estimated by Landlord. The foregoing insurance and any other insurance carried by Landlord may be effected by a policy or policies of blanket insurance and shall be under Landlord’s sole control. Landlord shall provide Tenant with a certificate of insurance evidencing Landlord’s Insurance from time to time as reasonably requested by Tenant. All commercial general liability and umbrella policies shall name Tenant (or any successor of Tenant) as “additional insured”. Landlord shall provide Tenant with a certificate of insurance and all required endorsements evidencing Landlord’s insurance prior to the Commencement Date and upon renewals on or before the expiration of the insurance coverage. The limits of Landlord’s insurance shall not limit Landlord’s liability under this Lease, but Landlord’s liability under this Lease is limited pursuant to the provisions of Section 20.”

14. Janitorial Service. The first sentence of Section 7.A.(4) of the Lease shall be deleted in its entirety and the following shall be substituted therefor:

“Janitorial service five days per week (excluding Holidays), in accordance with the specifications set forth on Exhibit G attached hereto.”

Exhibit G attached hereto is hereby inserted as a new Exhibit G to the Lease.

15. Critical Systems. To Tenant’s knowledge, the Critical Systems and Equipment are in good working order and condition as of the Fifth Amendment Effective Date.

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16. Access Control. The first two sentences of Section 7.A.(7) of the Lease shall be deleted in its entirety and the following shall be substituted therefor:

“Maintain and manage access control for the Building and the Parking Facilities (as such term is defined in Exhibit C attached hereto) consistent with the access controls implemented by landlords of Comparable Buildings as an Operating Expense, including at a minimum, (a) providing and maintaining a multi-function card-key building access system to the Premises and Parking Facilities and throughout the Building (including the stairwells) and (b) providing at least three access guards on the Property from 7 A.M. to midnight on Business Days and two access guards on the Property at all other times on a twenty-four (24) hours per day, seven (7) days per week basis; provided, however, that (i) the cost of the third access guard from 6 P.M. to midnight on Business Days shall be paid by Tenant and (ii) Tenant may at any time upon thirty (30) days’ prior written notice to Landlord, elect to discontinue the requirement for a third access guard from 6 P.M. to midnight on Business Days or, after discontinuing such requirement, elect to again require such third access guard during such period. NOTWITHSTANDING ANYTHING IN THE LEASE TO THE CONTRARY, LANDLORD SHALL HAVE NO RESPONSIBILITY TO PREVENT, AND SHALL NOT BE LIABLE FOR LIABILITY OR LOSS TO TENANT, ITS AGENTS, CONTRACTORS, EMPLOYEES, INVITEES, LICENSEES, OR VISITORS ARISING OUT OF LOSSES DUE TO THEFT, BURGLARY OR DAMAGE OR INJURY TO PERSONS OR PROPERTY CAUSED BY UNAUTHORIZED PERSONS GAINING ACCESS TO THE PROPERTY OR THE PREMISES, AND TENANT HEREBY RELEASES LANDLORD FROM ALL LIABILITY RELATING THERETO, REGARDLESS OF WHETHER SUCH LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD, PROVIDED LANDLORD ACTUALLY SELECTED AND ENGAGED AN ACCESS GUARD CONTRACTOR, HAS INSTALLED ACCESS CONTROLS FOR THE BUILDING, AND HAS EXERCISED REASONABLE CARE IN THE SELECTION AND OVERSIGHT OF SAID CONTRACTOR AND IN THE SELECTION AND MAINTENANCE OF SUCH ACCESS CONTROLS. SUBJECT TO LANDLORD’S COMPLIANCE WITH ITS OBLIGATIONS IN THE PROVISO TO THE PRECEDING SENTENCE, IT IS THE EXPRESS INTENT OF LANDLORD AND TENANT THAT LANDLORD BE RELEASED FROM THE CONSEQUENCES OF LANDLORD’S OWN NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) FOR CLAIMS DESCRIBED IN THIS PARAGRAPH. Landlord shall not withhold consent to Tenant installing such access systems within the

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Premises as may be required for Tenant to comply with Payment Card Industry Data Security Standards, such systems to be installed by Tenant at its sole cost (including, if applicable, the cost of rerouting any Building systems necessary to accommodate such access systems), provided (a) such systems (i) do not materially adversely affect any Building systems, including the Building access control and life safety systems, and (ii) are installed in accordance with all applicable Laws and in accordance with the requirements set forth in Section 9.C.(2) of the Lease (as amended) and (b) Tenant provides Landlord with access cards or other reasonable means of accessing that portion of the Premises subject to such access systems.”

17.	Program Grants.

17.1	Pursuant to the Partial Assignment, Tenant assigned to Original Landlord, and Original Landlord assumed, an undivided interest in the obligations of Tenant under the EDA, including the obligations to comply with the commitments set forth in Section 5.2 and 5.3 of the EDA. Original Landlord subsequently transferred and conveyed to Landlord all rights of Original Landlord and all obligations of Original Landlord, if any, under the EDA. Tenant acknowledges that Landlord does not use the Building as a Corporate Office (as such term is defined in the EDA) and that, therefore, grants may be available under the EDA only if Tenant complies with the applicable terms and provisions of the EDA. Notwithstanding anything in the Lease or the Partial Assignment to the contrary, Tenant agrees that (i) Landlord shall not be obligated to comply with any obligations of Tenant under the EDA, including any obligations that would otherwise require Landlord to meet any specific employment or other commitments or to engage Certified M/WBEs (as defined in the EDA) to perform services with respect to the Building; and (ii) in no event shall Landlord be deemed to be in default under the Lease or otherwise liable to Tenant or any Affiliate of Tenant if, for any reason (other than Landlord’s failure to pay to the City the real estate taxes payable by Landlord with respect to the Building), the City fails to remit all or any of the grants provided for in the EDA. The foregoing shall not be deemed to release Landlord from the obligation to comply with the terms and provisions of the Lease, including, without limitation, Landlord’s obligations under Section 4.J. of the Lease.

17.2	The following two sentences of Section 4.J.(3):

“After the expiration or earlier termination of this Lease, Landlord shall make application to the City for all of the program grants allowed under the EDA. Tenant agrees to deliver to Landlord prior to January 15 of the following calendar year all information Landlord reasonably requests in order to prepare such application for the calendar year immediately preceding the expiration or termination of this Lease. Tenant, at no cost to Landlord, shall have the right to

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approve the application prior to submission to the City, but such approval shall not be unreasonably withheld, conditioned or delayed.”

are hereby deleted in their entirety and the following shall be substituted therefor:

“After the expiration or earlier termination of this Lease, Tenant may make application to the City for all of the program grants allowed under the EDA with respect to the calendar year in which this Lease expires or terminates. Landlord agrees to deliver to Tenant prior to January 15 of the following calendar year all information Tenant reasonably requests in order to prepare such application. Landlord, at no cost to Tenant, shall have the right to approve such application prior to submission to the City, but such approval shall not be unreasonably withheld, conditioned or delayed.”

18.	Notice Addresses.

18.1	Section 1.M. of the Lease shall be amended to delete the notice addresses for Landlord set forth therein and to insert in lieu thereof the following addresses:

Hines VAV Energy Way LLC

c/o Hines Interests Limited Partnership

2200 Ross Avenue, Suite 4200W

Dallas, TX 75201

Attention: Heath Johnson

Facsimile No.: (214) 777-5308

With copies to:

Hines US Office Value Added Venture III LLC

c/o Hines Interests Limited Partnership

499 Park Avenue, 12th Floor

New York, NY 10022

Attention: Dave Congdon and Beth Demba

Facsimile No.: (212) 230-2276

and

Hines Legal Department

Attn: Corporate Counsel

2800 Post Oak Blvd.

Suite 4800

Houston, Texas 77056

Facsimile: (713) 966-2636

18.2	Section 1.M. of the Lease is hereby amended to delete the following sentence in its entirety:

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“Rent (defined in Section 4.A) is payable to the order of Chesapeake Plaza, L.L.C. by electronic transfer to Bank of Oklahoma, ABA# I 03900036 for further credit to Chesapeake Energy Corporation, Account# 814109493, Reference: Pier 1 Services Company /Pier 1 Place.”

Tenant acknowledges that, contemporaneously with the execution and delivery of this Fifth Amendment, Landlord has provided Tenant with written notice setting forth instructions for the payment of Rent.

19. Use of First Floor Lobby Common Area. The second sentence of Section 31.O shall be deleted in its entirety and the following shall be substituted therefor:

“Any Special Event shall not be more than five (5) consecutive days in duration and Tenant is limited to 6 Special Events per calendar year during the Term (unless Landlord agrees to allow additional Special Events, such agreement not to be unreasonably withheld).”

20. Periodic Sale Events. Provided Tenant is not in default under the Lease beyond applicable notice and cure periods, Tenant shall have the right, not more frequently than once per calendar quarter, upon at least forty eight (48) hours’ prior written notice to Landlord, to utilize a portion of the cafeteria in the Building designated by Landlord free of charge for the purpose of selling Pier 1 Imports samples of furniture and other items of home decor (“Samples”) to Tenant’s employees at the Building. Any such Sale Event shall not continue for more than three (3) consecutive business days in duration without Landlord’s prior approval, in its sole discretion. The Sale Event shall be conducted at Tenant’s sole cost and expense and in accordance with all applicable Law, and Tenant shall be solely responsible for the security and storage of any Samples.

21. HVAC. Notwithstanding anything to the contrary set forth in the Lease, during any period during the Term that Tenant leases and occupies at least 408,037 Rentable Square Feet, Tenant shall not be obligated to pay to Landlord Hourly HVAC Charges pursuant to Section 7.A.(2) of the Original Lease for HVAC service requested by Tenant after Normal Business Hours, but Tenant shall be obligated to pay its Pro Rata Share of the actual cost of such HVAC service, which amount shall be included in, and shall be paid in accordance with, Section 4.H of the Original Lease (notwithstanding anything to the contrary set forth in such section).

22. No Broker. Except for the commission payable to Jones Lang LaSalle (“Tenant’s Broker”) and to Peloton Real Estate Partners, LLC (“Landlord’s Broker”), which commissions shall be payable by Landlord pursuant to a separate written agreement between Tenant’s Broker and Landlord and Landlord’s Broker and Landlord, respectively, Landlord and Tenant each hereby represent and warrant to the other that no commission is due and payable to any broker or other leasing agent in connection with this Fifth Amendment (other than Tenant’s Broker and Landlord’s Broker) as a result of its own dealings with any such broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys’ fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	12

23. Entire Agreement; Supercession. This Fifth Amendment shall become effective only upon its full execution and delivery by Landlord and Tenant. This Fifth Amendment contains the parties’ entire agreement regarding the subject matter covered herein, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Fifth Amendment. In all respects, except as specifically amended hereby, the terms and conditions of the Lease remain in full force and effect and unabated and the Lease, as amended by this Fifth Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

24. Multiple Counterparts. The parties may execute this Fifth Amendment in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument. To facilitate execution of this Fifth Amendment, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages.

25. Joinder and Approval by Guarantor. By its execution below, Guarantor hereby acknowledges the terms and conditions of this Fifth Amendment and consents to and approves of the modifications set forth herein, including but not limited to the extension of the Term, the expansion and reduction of the Premises and the increase in Base Rent and resultant obligations under the Lease and hereby affirms that all of the terms and conditions in the Guaranty are hereby extended to include the Lease as amended by this Fifth Amendment.

26. Landlord Defaults. Landlord and Tenant acknowledge that Tenant delivered to Original Landlord a letter, dated April 24, 2014, alleging that Original Landlord had defaulted in the performance of certain obligations under the Lease, including obligations that impacted certain Critical Systems and Equipment. Tenant represents and certifies to Landlord that all material defaults alleged by Tenant in such letter, including defaults in the provision of services and building maintenance, have been cured or resolved by Original Landlord. Tenant agrees that Landlord shall not be in default of, or otherwise liable to Tenant under, the Lease from and after the Fifth Amendment Effective Date as a result of any default by Original Landlord prior to the Fifth Amendment Effective Date alleged in such letter, including the failure of Original Landlord to perform the scheduled maintenance and testing of the Critical Systems and Equipment and to provide the records and logs thereof to Tenant; provided, however, for the avoidance of doubt, the foregoing shall not relieve Landlord from the obligation to comply with its obligations under the Lease from and after the Fifth Amendment Effective Date, including the repair and maintenance obligations of Landlord set forth in the Lease.

27. Fifth Amendment Effective Date. As used herein, the “Fifth Amendment Effective Date” shall be the date of the closing of the acquisition of the Building and Property by Landlord. In the event that the Fifth Amendment Effective Date has not occurred by August 15, 2014, then this Fifth Amendment shall automatically be null and void and of no further force and effect.

(Signature Pages Follow)

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	13

SIGNATURE PAGE TO

FIFTH AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have executed this Fifth Amendment as of the Fifth Amendment Effective Date hereof.

LANDLORD:

HINES VAV III ENERGY WAY LLC,
a Delaware limited liability company

By:	Hines US Office Value Added Venture III LLC,
a Delaware limited liability company

	By:	Hines US VAV III MM LLC,
a Delaware limited liability company,
its managing member

		By:	Hines Interests Limited Partnership,
a Delaware limited partnership,
its managing member

			By:	Hines Holdings, Inc.,
a Texas corporation,
its general partner

				By:	/s/ David J. Congdon
				Name:	David J. Congdon
				Title:	Senior Managing Director

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY)

SIGNATURE PAGE TO

FIFTH AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have executed this Fifth Amendment as of the Fifth Amendment Effective Date hereof.

TENANT:

PIER 1 SERVICES COMPANY, a Delaware statutory trust

By:	Pier 1 Holdings, Inc., a Delaware corporation, its managing trustee

By:	/s/ Alexander W. Smith
Name:	Alexander W. Smith
Title:	President and CEO

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY)

SIGNATURE PAGE TO

FIFTH AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have executed this Fifth Amendment as of the Fifth Amendment Effective Date hereof.

GUARANTOR:

PIER 1 IMPORTS, INC.,
a Delaware corporation

By:	/s/ Alexander W. Smith
Name:	Alexander W. Smith
Title:	President and CEO

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY)

EXHIBIT “A”

LOBBY EXPANSION SPACE

[See Attached]

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	A-1

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	A-1

EXHIBIT A-1

CHART OF RENTABLE SQUARE FOOTAGE ON EACH FLOOR AND COMMON AREAS

Total Gross Area	460,614
Less Vertical Penetration	50,637
Total Rentable	409,977
Common Area	63,615
Total Useable	346,362
Total Rentable	409,977
Ratio of Common Area to Useable	0.18367

SQUARE FOOTAGE BREAKDOWN
FLOOR		TOTAL RENTABLE	USEABLE	COMMON AREA CHARGE	RENTABLE AREA*
Terrace		42,847	795	146	941
Lobby		26,969
	Pier 1 Mail Room		3,396	623	4,019
	Property Management Office		844	155	999
	Security Control Room		1,166	214	1,380
Mezz		13,153	13,153	2,416	15,568
5		22,329	22,329	4,101	26,430
6		22,329	22,329	4,101	26,430
7		22,329	22,329	4,101	26,430

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	A-1-1

8	22,329	22,329	4,101	26,430
9	22,610	22,610	4,153	26,763
10	22,610	22,610	4,153	26,763
11	22,610	22,610	4,153	26,763
12	22,610	22,610	4,153	26,763
14	22,610	22,610	4,153	26,763
15	22,610	22,610	4,153	26,763
16	22,394	22,394	4,113	26,507
17	22,394	22,394	4,113	26,507
18	19,372	19,372	3,558	22,930
19	18,936	18,936	3,478	22,414
20	18,936	18,936	3,478	22,414
	409,977	346,362	63,615	409,977

	*Square footage used to calculate rent expense

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	2

EXHIBIT “B”

LOBBY REDUCTION SPACE

[See Attached]

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	B-1

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	C-2

EXHIBIT “C”

RENEWAL OPTION

1. Subject to the terms and provisions of this Exhibit C, Tenant is hereby granted the right and option (the “Fifth Amendment Renewal Option”) to extend the Term of this Lease for one (1) renewal period of five (5) years (the “Fifth Amendment Renewal Term”), which option shall be exercised by delivery of written notice to Landlord given no more than twelve (12) months and no later than six (6) months prior to the Expiration Date, provided that at the time of such notice and at the commencement of such Fifth Amendment Renewal Term, (i) Tenant remains in occupancy of at least eighty percent (80%) of the Premises, and (ii) no uncured event of default by Tenant exists under the Lease. If Tenant fails to give written notice of exercise of the Fifth Amendment Renewal Option within the time period specified above, the Fifth Amendment Renewal Option shall be deemed waived and of no further force and effect and this Lease shall terminate upon the then-scheduled Expiration Date. If Tenant timely exercises the Fifth Amendment Renewal Option, the extension of the Term for the Fifth Amendment Renewal Term shall apply to the entirety of the Premises, and all of the terms, covenants and conditions provided in this Lease (as the same may have been amended) shall continue to apply during the Fifth Amendment Renewal Term, except that (a) the Base Rent during the Fifth Amendment Renewal Term shall be calculated at the then-prevailing Market Base Rental Rate (as defined and determined below) for the Premises; provided, however, in no event shall the Base Rent during the Fifth Amendment Renewal Term be less than the Base Rent in effect under this Lease immediately prior to the commencement of the Fifth Amendment Renewal Term; (b) the Premises shall be provided in their then existing “AS-IS”, “WHERE-IS” condition and configuration at the time the Fifth Amendment Renewal Term commences, without any representation or warranty by Landlord whatsoever, express or implied, including, without limitation, the implied warranties of habitability, suitability, merchantability and fitness for any particular purposes, and without any obligation on the part of Landlord to furnish, install or modify any leasehold improvements or to provide any allowance or credit therefor; (c) Tenant shall have no option to renew the Lease beyond the expiration of the Fifth Amendment Renewal Term; and (d) any terms, covenants and conditions that are expressly or by their nature inapplicable to the Fifth Amendment Renewal Term shall be deemed void and of no further force and effect. Tenant’s exercise of the Fifth Amendment Renewal Option shall be irrevocable, except as specifically provided below. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not have the right to assign the Fifth Amendment Renewal Option to any subtenant or assignee, other than an assignee of Tenant’s interest under the Lease that is an Affiliate of Tenant (an “Affiliate Assignee”), and no subtenant or assignee other than an Affiliate Assignee may exercise such option.

2. As used herein, the term “Market Base Rental Rate” means the annual rate per Rentable Square Foot that a willing tenant would pay and a willing landlord would accept in arm’s length, bona fide negotiations for the Premises at the commencement of the Fifth Amendment Renewal Term, as determined by Landlord taking into account comparable lease transactions (i.e., new leases, renewals, and expansions) made in the Building, if any, and the rental rate then being charged in downtown Fort Worth, Texas for space comparable to the Premises (taking into consideration use, location and/or floor level within the applicable building, definition of usable area, leasehold improvements provided (i.e. whether or not the space is delivered on an “as-is”

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	C-1

basis), quality, age, location and condition thereof and of the applicable building, rental concessions [such as abatements or lease assumptions] and allowances, if any, then being provided in the market area, and the time the particular rate under consideration became effective, the additional rent and other amounts then payable by Tenant under this Lease, whether or not any brokerage commissions are payable, parking rentals or concessions, creditworthiness of Tenant, term of lease, area of leased premises, and whether the lease is gross or net). Bona fide written offers to lease space in the Building, including the Premises, made to Landlord by third parties (at arm’s-length) that are reflected in a letter of intent or term sheet executed by Landlord and the prospective tenant may be used as an indication of Market Base Rental Rate.

3. Within thirty (30) days after receipt of Tenant’s notice of exercise of the Fifth Amendment Renewal Option, Landlord will notify Tenant in writing of its determination of the Market Base Rental Rate for the Premises for the Fifth Amendment Renewal Term (“Landlord’s Determination”).

4. Tenant shall have a period of twenty (20) days following receipt of Landlord’s Determination to either (i) accept Landlord’s Determination and confirm Tenant’s exercise of the Fifth Amendment Renewal Option; (ii) withdraw its exercise of the Fifth Amendment Renewal Option by written notice to Landlord, in which event the Fifth Amendment Renewal Option shall be terminated and of no further force and effect and this Lease shall terminate upon the expiration of the then current Term; or (iii) deliver to Landlord Tenant’s determination of the Market Base Rental Rate (“Tenant’s Determination”). If Tenant fails to withdraw its exercise of the Fifth Amendment Renewal Option, then Tenant’s exercise of the Fifth Amendment Renewal Option shall be irrevocable and the Market Base Rental Rate shall be determined as provided below. If Tenant timely delivers Tenant’s Determination, then Landlord and Tenant shall thereafter attempt to agree upon the Market Base Rental Rate for a period of twenty (20) days following the date Landlord receives the Tenant’s Determination (the “Negotiation Period”), which agreement shall be deemed to have been made only if set forth in a writing signed by Landlord and Tenant. If Landlord and Tenant fail to agree upon the Market Base Rental Rate by the expiration of such Negotiation Period, then within five (5) business days after the expiration of the Negotiation Period, Landlord and Tenant shall convene a meeting at the Building and during such meeting each shall provide to the other its respective final determination of Market Base Rental Rate (respectively, the “Landlord’s Final Determination” and the “Tenant’s Final Determination”). If Landlord fails (i) to attend such meeting or (ii) to timely deliver to Tenant Landlord’s Final Determination, Landlord shall be deemed to have accepted Tenant’s Determination. If Tenant fails (i) to attend such meeting or (ii) to timely deliver to Landlord Tenant’s Final Determination, Tenant shall be deemed to have accepted Landlord’s Determination. If Tenant attends such meeting and delivers Tenant’s Final Determination, then within five (5) business days after such meeting, Tenant shall, by the delivery of written notice, either (i) accept Landlord’s Final Determination, or (ii) elect to have the Market Base Rental Rate determined in accordance with the arbitration procedures set forth in Section 5 below. If Tenant fails to timely deliver written notice of such election by the end of such five (5) business day period, Tenant shall be deemed to have elected to accept Landlord’s Determination.

5. If Tenant timely elects to implement the procedures set forth in this paragraph, then within five (5) Business Days after implementing these arbitration provisions, Landlord and Tenant shall each appoint a commercial real estate broker, licensed in Texas active in the leasing of Class A office buildings in the Central Business District of Fort Worth, Texas, for a period of not less than

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	C-2

five (5) years prior to the date of his or her appointment (each a “Qualified Broker”), and provide written notice to the other party specifying the name and address of the Qualified Broker so chosen. No Qualified Broker may be a former or current employee of Landlord or Tenant or an individual who has represented either Landlord or Tenant in connection with this Lease. Each such Qualified Broker shall meet and confer with the other within five (5) days after the second such Qualified Broker is appointed, and shall together appoint a third Qualified Broker whose name and address shall be given to Landlord and Tenant. If the two Qualified Brokers cannot agree on the third Qualified Broker within five (5) days of their initial meeting, then either party, by written notice to the other, may request such appointment by the American Arbitration Association. The three Qualified Brokers shall meet to determine the Market Base Rental Rate within ten (10) days after the third Qualified Broker is appointed. The Qualified Brokers shall, by majority vote, select either Landlord’s Final Determination or Tenant’s Final Determination, whichever determination the Qualified Brokers decide most closely resembles the Market Base Rental Rate at the time of such determination. In no event shall the Qualified Brokers have authority to make an independent determination of Market Base Rental Rate or the authority to select any Market Base Rental Rate other than either Landlord’s Final Determination or Tenant’s Final Determination. Upon final determination of the Market Base Rental Rate, Tenant and Landlord shall execute a written agreement or acknowledgement confirming such Market Base Rental Rate. Landlord and Tenant shall each bear all costs and expenses incurred in connection with their own Qualified Brokers, and Landlord and Tenant shall each pay fifty percent (50%) of the fees incurred in connection with the third Qualified Broker. In the event of the failure, refusal or inability of any selected broker to act, a new broker shall be appointed in his or her stead by whichever of Landlord or Tenant had selected such broker who fails, refuses or is unable to act. The determination of the Market Base Rental Rate pursuant to this process shall be conclusive and binding on Landlord and Tenant. None of the broker shall have the power to amend or modify the provisions hereof. The parties recognize, however, that performance of the foregoing provisions is, in part, dependent upon broker and others who are not a party hereto. If such brokers have been timely appointed by the parties hereto but thereafter fail to perform their obligations in accordance with the provisions hereof, no such failure shall constitute a breach hereof by either party hereto nor a waiver of Tenant’s renewal or preferential rights and options.

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	C-3

EXHIBIT “D”

FUTURE DEVELOPMENT RIGHT OF NEGOTIATION

1. Subject to the terms and provisions of this Exhibit D, Tenant is hereby granted a first right of negotiation (the “Right of Negotiation”) to enter into negotiations for the lease of space to be contained in any future office building (other than the Building) that Landlord elects to build on the Property (the “Future Building”). The Right of First Negotiation shall expire and terminate on the earliest to occur of the following: (a) Tenant fails to lease and occupy at least 80% of the Rentable Square Footage of the Building; or (b) the date that is three (3) years prior to the then-scheduled expiration of the Term (unless Tenant agrees in writing to exercise the Renewal Option or otherwise renew and extend the Term of the Lease); or (c) the date the Lease is terminated (the period from the Fifth Amendment Effective Date through the expiration of the Right of Negotiation being referred to herein as the “First Negotiation Period”). Notwithstanding anything herein to the contrary, Tenant expressly acknowledges and agrees that Landlord shall have no obligation to develop a Future Building on the Property. For purposes of this Exhibit D, Tenant shall not be deemed to be occupying the applicable portion of the Premises unless such occupancy is by Tenant or an Affiliate of Tenant.

2. If at any time during the First Negotiation Period, Landlord desires to build a Future Building or to propose to develop (or respond to a request for proposal to develop) a build-to-suit Future Building (a “BTS Future Building”) for another tenant (the “BTS Tenant”), Landlord will provide written notice (the “Negotiation Notice”) to Tenant generally stating the approximate proposed size of the building and other material economic terms for the lease of space therein (the “Lease Terms”), including, without limitation, basic rent structure, term, and projected commencement date. Tenant shall notify Landlord in writing (an “Election Notice”) whether Tenant elects to lease a portion or all of the proposed development on the terms set forth by Landlord (provided that, as to any such election in the case of a BTS Future Building, Tenant must elect to lease not less than the amount of space to be leased by the BTS Tenant, as set forth in Landlord’s proposal to the BTS Tenant) within thirty (30) days after Landlord delivers the Negotiation Notice. If Tenant timely delivers the Election Notice, then Landlord and Tenant will thereafter endeavor, in good faith and with due diligence, to agree upon and thereafter execute a lease of space in such Future Building consistent with the Future Building Lease Terms (and, in the case of a BTS Future Building, covering not less than the amount of space to be leased by the BTS Tenant), with such changes thereto as Landlord and Tenant may agree, and containing such other terms and conditions as Landlord and Tenant may each require, each acting in their sole discretion. Notwithstanding anything to the contrary contained in this Exhibit D, Tenant hereby acknowledges and agrees that any failure by Landlord and Tenant to reach agreement on any such lease shall not constitute a default by Landlord or Tenant under this Lease. For the avoidance of doubt, Landlord shall have the right to negotiate with prospective tenants with respect to the lease of space in a BTS Future Building (including by submitting or responding to requests for proposal) prior to delivery of a Negotiation Notice and during the pendency of proceedings under this Paragraph 2.

3. If Tenant fails to deliver the Election Notice within the thirty (30)-day period specified above, or if after delivery of the Election Notice, Landlord and Tenant fail to agree upon a

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	D-1

lease for such space within forty-five (45) days following Landlord’s receipt of the Election Notice, in each case time being of the essence, then Tenant shall be deemed to have elected not to enter into a lease for space in a Future Building, and Landlord shall thereafter be free to lease all or any portion of a Future Building without restriction pursuant to this Exhibit D, except that, if Landlord fails to commence construction of a Future Building within thirty (30) months of the Negotiation Notice, then Landlord will again be required to deliver a Negotiation Notice with respect to any Future Building proposed to be developed by Landlord on the Property.

4. Notwithstanding the foregoing, Landlord shall not be obligated to deliver a Negotiation Notice, and Tenant shall not have the right to deliver an Election Notice, if an uncured Monetary Default and/or default described in Section 18.D of the Original Lease then-exists under the Lease. In addition, if, at any time at or after delivery by Landlord of the Negotiation Notice and prior to the full and final execution of a Future Building Lease, the First Negotiation Period expires pursuant to Paragraph 1 above, Landlord may, at its sole option, elect to terminate Tenant’s exercise of the Right of Negotiation, in which event Tenant shall be deemed to have elected not to lease space in the Future Building, the Right of Negotiation shall expire and terminate, and Landlord shall be free to develop and lease all or any portion of a Future Building without restriction pursuant to Exhibit D.

5. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not have the right to assign the Future Development Refusal Right to any subtenant or assignee other than an Affiliate Assignee, and no subtenant or assignee other than an Affiliate Assignee may exercise such option.

6. Landlord and Tenant shall execute a memorandum or other instrument in recordable form and otherwise reasonably acceptable to each party acknowledging the Right of Negotiation set forth in this Exhibit D, and the same shall be recorded by Landlord in the Official Public Records of Real Property of Tarrant County, Texas. Upon the expiration of the First Negotiation Period, Tenant shall, upon demand, execute and deliver to Landlord a release or other similar instrument in recordable form and otherwise reasonably acceptable to Landlord and Tenant acknowledging the termination of the Right of First Negotiation.

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	D-2

EXHIBIT “E”

BUILDING SIGNAGE

[See Attached]

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	E-1

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	E-2

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	E-3

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	E-4

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	E-5

EXHIBIT “F”

FURNITURE

FURNITURE—FLOORS 17-20

Item	17th	18th	19th	20th	Total Quantity
Desks	49	37	36	24	146
Task Chairs	124	58	64	39	285
Guest Chairs	111	77	71	77	336
Book Shelves	52	37	32	21	142
Guest Tables	4	4	5	11	24
Training Tables	19	40	6	0	65
Conference Table	1	0	1	3	5
Training Chairs	12	199	0	0	211
Conference Chairs	56	0	34	32	122
Cubicles	55	30	46	26	157
Refrigerators	1	2	1	1	5
Microwaves	1	2	1	1	5
TV	0	0	1	4	5
Couch	0	0	0	1	1
Chairs	0	0	0	2	2

MISCELLANEOUS FURNITURE

Type	Quantity
18th Floor:
20002 – Trophy Case	1
20th Floor:
20076 – 3 door Armoire	1

APPLIANCES - FLOORS 17-20

Item	Quantity
17th Floor:
17004-Whirlpool Fridge GR2 SHK XMS01	1
17004-Whirlpool Micro	1
17004-Folleit Ice Maker	1
18th Floor:
18004-Whirlpool Fridge GR2 SHK XMS01	1
18004-Folleit Ice Maker	2
18004-Whirlpool Microwave	2

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	F-1

Item	Quantity
18068-Whirlpool Fridge WRT 571 SMY MOO	1
19th Floor:
Break Room-Whirlpool Gold Refrigerator GR2SHKXM501	1
Break Room- Follett Symphony Series Ice Maker	1
20th Floor:
20005-Whirlpool Gold Refrigerator GR23HKXM501	1

TELEVISIONS

Type	Quantity
19th Floor:
19002- Panasonic 50” Plasma TV TY-TP50P10S	1
20th Floor:
20003- AMX MVP-TDS Projector and Shade control	1
20046-Panasonic 65” Plasma TV TH-65PF11UK	1
20079- 2 Toshiba TV/VCR/DVD Model No: MW20FP1	1
20079- 1 Toshiba TV/VCR/DVD Model No: MW20F52	1

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	2

EXHIBIT “G”

JANITORIAL SPECIFICATIONS

I.	OFFICE AREAS

A.	Services performed nightly (5 nights per week):

•	Empty and clean all waste receptacles and remove waste paper and rubbish to the designated area.

•	Hand dust or wipe clean with damp or treated cloth all horizontal surfaces, desks, chairs, files, telephones, picture frames, etc. Do not rearrange materials on desks.

•	Clean and sanitize drinking fountains, follow with stainless steel cleaner as needed taking care not to leave any oily residue.

•	Spot clean all windows and partition glass including lobby glass and glass table tops.

•	Vacuum all carpet areas. Broom sweep all oriental antique rugs. (Do not pull vacuum cords around corners.) Edges should either be swept or vacuumed with appropriate edge cleaning tool, as required.

•	Remove all finger marks and smudges from all vertical surfaces taking care not to mark material finishes.

•	Dust mop and spot clean all tiled areas.

•	Damp wash and wipe dry all plastic or Formica desk tops.

•	Sweep internal stairways and vacuum, if carpeted. Dust handrails and vertical surfaces.

B.	Services performed as necessary or in the frequency stated:

•	Wash waste receptacles. To be done if liquids might have leaked into the receptacle through the plastic liner or in other areas, as required.

•	Damp mop floors where spillage occurred or dirt tracked in.

•	Machine buff all non-carpet floors - not less than monthly. Strip and recoat as necessary.

•	Spot clean carpet areas. Major carpet cleaning will be handled outside this contract.

•	Dust light fixtures - not less than annually.

•	Vacuum/dust all perimeter slot diffusers on an annual basis.

•	Clean all air vent grills.

•	Dust window blinds quarterly.

•	Dust and wash window sills.

•	Dust fire extinguishers/fire extinguisher cabinets.

•	Dust all doors monthly.

FIFTH AMENDMENT TO OFFICE LEASE (PIER 1 SERVICES COMPANY) Active 16013260.14	G-1

II.	RESTROOMS

A.	Services performed nightly (5 nights per week):

•	Empty and clean all waste receptacles and remove waste paper and rubbish to the designated area.

•	Empty, clean and disinfect all sanitary napkin receptacles.

•	Wash and disinfect all basins, urinals and bowls using nonabrasive cleaners to remove stains and clean undersides of rim on urinals and bowls. Wash both sides of toilet seats.

•	Clean and polish all mirrors, bright work and enameled surfaces.

•	Spot clean all partitions, tile walls, doors and outside surfaces of all dispensers and receptacles. Damp wipe all lavatory tops and remove water spots from wall surfaces next to dispensers/receptacles. Spot clean around light fixtures.

•	Clean and disinfect all flush-o-meters, piping and other metal.

•	Fill toilet tissue, soap, towels and sanitary napkin dispensers. Do not place any extra supplies on top of dispenser or counter top.

•	Sweep, wet mop and thoroughly rinse floor. Clean all corners and edges to prevent dirt buildup. Do not leave standing water on the floor.

•	Dump at least one gallon of water down restroom floor drain and wipe clean drain grill.

B.	Services performed as necessary or in the frequency stated:

•	Scrub all floors at least monthly - intent is to prevent buildup of dirt in grout.

•	Thoroughly wash all partitions at least monthly.

•	Dust all walls at least quarterly.

•	Wash all walls at least semi-annually.

•	Clean light fixtures at least annually.

•	Clean air vent grills at least quarterly.

•	Clean soap dispensers.

It is the intention to keep the restrooms thoroughly clean and not to use a fragrance or deodorant to mask odor. Disinfectants must be odorless. Abrasive cleaners or products that may damage any surface are not permitted.

III.	ELEVATORS

A.	Services performed nightly:

•	Dust light lenses, damp wipe, if necessary.

•	Spot clean walls.

•	Dust or damp wipe finish metal and floor buttons.

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•	Clean and polish all thresholds and tracks.

•	Carpet floors; clean edges, vacuum and spot.

•	Tile or other floor in service cars; sweep, wash, dress and buff.

•	Spot-clean hall side of doors, frame and hall call button.

B.	Services performed, as necessary:

•	Dust ceiling.

•	Shampoo carpet.

•	Wash hall side of doors and frame.

IV.	LOBBY

A.	Services performed nightly:

•	Sweep and special clean the limestone and granite flooring.

•	Clean all edges and corners. Machine clean, as necessary.

•	Clean glass doors, adjacent glass panels and glass top of revolving doors.

•	Clean and polish all transoms, metal doors, door frames, etc.

•	Dust vases, vase stands and other horizontal surfaces.

•	Empty all trash receptacles, clean and polish.

•	Clean pay phones as required.

•	Spot clean directory board and graphics.

•	Clean security desk and surrounding area.

•	Spot clean all walls.

B.	Services performed as necessary or in the frequency stated:

•	Dust or wash granite walls.

•	Clean all air diffusers/grills.

•	Clean gold leaf niches.

•	Vacuum mats.

V.	COMMON AREAS

A.	Services performed nightly:

•	Sweep/vacuum floor.

•	Spot clean carpet as necessary.

•	Spot clean walls - dust as necessary.

•	Clean and sanitize drinking fountains, follow with stainless steel cleaner as needed, taking care not to leave any oily residue.

•	Spot clean any windows and partition glass.

•	Empty, clean and polish trash receptacles.

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B.	Services performed as necessary or in the frequency stated:

•	Dust light fixtures - not less than monthly.

•	Dust/wash air vent grills.

•	Dust all doors monthly.

•	Dust and damp wipe exit signs quarterly.

VI.	BUILDING STAIRWAYS AND LANDINGS

Services performed as necessary or in the frequency stated:

•	Police for trash, remove gum daily.

•	Sweep/spot mop not less than weekly.

•	Dust handrails and other vertical members, twice per month.

•	Dust light fixtures - not less than quarterly.

•	Dust/wash all vents and painted piping monthly.

•	Clean prints and marks from doors.

•	Clean/wash transoms high and low.

VII.	SERVICE HALL-FREIGHT ELEVATOR VESTIBULES

Services performed nightly:

•	Sweep, then spot mop or wet mop nightly.

•	Spray buff not less than weekly.

•	Strip and recoat quarterly.

•	Clean/wash transoms high and low.

•	Clean prints and marks from doors.

•	Dust/wash all vents and painted piping.

•	Dust light fixtures-not less than quarterly.

•	Spot clean walls.

VIII.	MANAGER’S OFFICE, STAGING AREA, JANITORIAL ROOMS

Services performed as necessary or in the frequency stated:

•	Maintain all janitorial areas in a clean, neat and orderly condition at all times.

•	Maintain office and staging area in same fashion as tenant office areas.

IX.	LOADING DOCK

A.	Services performed nightly:

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•	Place all trash in compactor.

•	Sweep dock and dock area and remove any spots/spills.

•	Spot clean walls by dock office and service elevator.

•	Clean glass, empty trash, sweep/clean floor in dock office.

•	Clean and polish ash urn - replace sand as necessary.

B.	Services performed as necessary or in the frequency stated:

•	Steam and/or power wash all loading dock base, truck areas and exterior (top and sides) of trash compactor - not less than monthly.

•	Steam and/or power wash all loading dock vertical walls - not less than annually.

•	Maintain floor surface in dock office.

Upon completion of nightly duties, the floor supervisors will insure that all offices have been cleaned and left in a neat and orderly condition, all lights have been turned off and all areas properly secured. Supervisors will be responsible for completing a Nightly Supervisor Checklist which details any problems encountered during the course of cleaning either the tenant space or public areas.

X.	COURTYARD/SIDEWALK

A.	Service performed nightly:

•	Police for trash - all areas including planting beds and along curb.

•	Empty trash barrels, clean and polish/wipe off.

•	Straighten and dust off furniture.

•	Remove gum from area.

B.	Services performed as necessary or in the frequency stated:

•	Steam and/or power wash granite pavers, sidewalks, and stairs.

•	Clean/wash fountains, chairs and trash receptacles.

XI.	DAY SERVICE (Specific written job descriptions will be developed for each day person’s position. The tasks below are meant only to serve as guidelines.)

1.	At least twice daily check men’s and women’s washrooms for paper stock replacement. Wipe down and clean all lavatory tops and fixtures. Police restroom to prevent paper/trash on floor. Report to Management Office any problems.

2.	Vacuuming of elevator cabs will be performed at least three (3) times daily. All smudges, fingerprints to be removed from metal surfaces at same time vacuuming is done.

3.	There will be a constant surveillance of the lobby, courtyard and sidewalk areas to insure cleanliness. All sand urns will be sifted at least three (3) times daily and sand stamped. Damp mop where necessary all spills/water. Dust mop as required. Remove fingerprints from door glass and metal surfaces at least three (3) times daily. Clean trash from tree grates and planters.

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4.	The first floor exterior side of all retail glass will be maintained as needed. Retail door glass will be spot cleaned at least once daily.

5.	The loading dock and service hallway will be policed for trash.

7.	Perform all special cleaning needs of individual tenants as authorized by the property manager for the Building.

8.	Perform all specific duties as detailed in the day maid/day porter job description.

XII.	FITNESS CENTER

A.	Services performed nightly:

•	Wash both sides of entrance door glass and windows. Polish door frames and thresholds.

•	Spot clean glass, mirrors and reflective surfaces to remove fingerprints and smudges.

•	Spot clean doors, walls and wall switches.

•	Dust horizontal surfaces and ledges.

•	Clean, sanitize and polish drinking fountains & spouts. Remove splash marks from surrounding walls.

•	Wipe clean all exercise equipment and components. Disinfect surfaces where body contact is made.

•	Dust and wet mop floors, using a germicidal detergent approved by Manager.

•	Vacuum all carpeted areas and walk off mats. Spot clean to remove stains.

•	Dust and spot clean all cove base and low horizontal ledges.

•	Clean and sanitize lockers, benches, and reflective surfaces.

•	Clean and inspect shower curtains for cleanliness and condition. Notify Manager of any repairs or defects.

•	Replenish consumable supplies, including toiletries provided by Manager.

•	Report any exercise equipment in need of repair to Manager.

B.	Services performed as necessary or in the frequency stated:

•	Wash all mirrors.

•	Detail vacuum all carpeted areas, including edges and around equipment.

•	Machine or hand scrub all tiled floors and walls.

•	High and low dust all vertical and horizontal ledges and surfaces, including light fixtures, signage, air diffusers and grilles.

NOTE:	It is the expectation of Landlord and its property manager to obtain first class janitorial services comparable to or better than Comparable Buildings. Landlord’s intent is not to create a specification that detailed everything but that demonstrated the high level of cleanliness and quality required for the project.

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